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                                                                    Exhibit 21.1


DENISON INTERNATIONAL PLC
ORGANIZATION STRUCTURE

o        Denison International plc (UK)

         o   Denison Holdings Limited (UK)
         o   Denison Financial Holdings Limited (UK)

             o   Denison Hydraulics U.K. Limited

             o   Denison Hydraulik Svenska Ab (Sweden)

             o   Denison Hydraulik Danmark AS (Denmark)

             o   Merifire Oy (Finland)

                 o  Denison Lokomec Oy (Finland)

             o   Denison Hydraulics Benelux B.V. (Holland)

             o   European Distribution Centre Denison B.V. (Holland)

             o   Denison Hydraulik GmbH (Germany)

             o   Denison Hydraulics France S.A.

             o   Denison Hydraulics S.A. (Spain)

             o   Denison Hydraulics Italy S.r.l.

             o   Denison Hydraulics Inc. (Japan)

             o   Denison Hydraulics Limited (Hong Kong)

                 o    Shanghai Denison Hydraulics ENGG. Ltd.

             o   Denison Hydraulics SEA Pte Limited (Singapore)

             o   Denison Hydraulics (Proprietary) Limited (Australia)

             o   Denison Hydraulics Canada Incorporated

             o   Denison Hydraulics Inc. (USA)

                 o   Denison Hydraulics FSC, Inc. (Barbados)